NEWS RELEASE	C2013-09
DST Systems, Inc. 333 West 11th Street Kansas City, MO 64105-1594 NYSE Symbol: DST	Contact: Kenneth V. Hager (816) 435-8603 DST Systems, Inc. Vice President and Chief Financial Officer

FOR IMMEDIATE RELEASE – July 25, 2013	Page 1

DST SYSTEMS, INC. ANNOUNCES
SECOND QUARTER 2013 FINANCIAL RESULTS

KANSAS CITY, MO (July 25, 2013) – DST Systems, Inc. (NYSE: DST) reported consolidated net income of $78.5 million ($1.77 per diluted share) for the second quarter 2013 compared to $144.9 million ($3.17 per diluted share) for the second quarter 2012. Consolidated net income for the six months ended June 30, 2013 was $171.7 million ($3.81 per diluted share) compared to $200.2 million ($4.40 per share) for the six months ended June 30, 2012. Taking into account certain non-GAAP adjustments explained herein, consolidated net income was $46.3 million ($1.04 per diluted share) for second quarter 2013 compared to $35.4 million ($0.77 per diluted share) for second quarter 2012, and $91.3 million ($2.03 per diluted share) for the six months ended June 30, 2013 compared to $82.9 million ($1.82 per diluted share) for the six months ended June 30, 2012.

The diluted EPS impact of non-GAAP adjustments for second quarter 2013 and 2012 are summarized as follows:

	Three Months Ended
	June 30,
	2013	2012
Reported GAAP diluted EPS	$1.77	$3.17
Net gain on securities and other investments	(0.32)	(0.10)
Net gain on sale of investment by unconsolidated affiliate	(0.11)
Employee termination costs	0.02	0.05
Income tax benefits	(0.32)
Dividend and gain on sale of a private company investment		(2.56)
Other items, net		0.21
Adjusted Non-GAAP diluted EPS	$1.04	$0.77

“DST’s operating results for the second quarter continue to reflect the progress we are making against our strategic initiatives. We recorded higher operating revenues and operating income in our operating segments and are realizing the benefits of our asset monetization activities,” said Steve Hooley, President and CEO of DST.

New Healthcare Services Segment

Beginning in second quarter 2013, DST created a new reportable segment entitled Healthcare Services, by separating DST Healthcare (comprised of DST Health Solutions and Argus Health Systems) from the previously reported Financial Services Segment. The new segment presentation is reflective of how management is now operating the business and making resource allocations.

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Prior periods presented have been revised to reflect the new reportable operating segments. Quarterly and annual revised segment information for 2012 and 2011 has been provided within the Supplemental Historical Segment Information section at the end of this news release.

Consolidated Financial Highlights

Second quarter 2013 consolidated financial highlights, taking into account non-GAAP adjustments, were as follows:

•
Operating revenues (excluding out-of-pocket reimbursements) increased $19.6 million or 4.2% to $485.1 million, as compared to second quarter 2012. Financial Services operating revenues increased $8.3 million or 3.5%, Healthcare Services operating revenues increased $6.2 million or 8.2% and Customer Communications operating revenues increased $4.1 million or 2.6%.

•
Income from operations increased $6.3 million or 9.3%, compared to second quarter 2012. Financial Services income from operations increased $1.2 million or 2.3% during the quarter to $53.4 million attributable to increased operating revenues from DST Brokerage Solutions, ALPS, and DST Retirement Solutions which were partially offset by decreased operating revenues from mutual fund registered shareowner account servicing and approximately $2.8 million ($0.04 of diluted EPS) of closed-end fund launch expenses at ALPS. Healthcare Services income from operations increased $2.4 million primarily from higher pharmacy claim processing revenues. Customer Communications income from operations increased $2.5 million during the quarter to $8.3 million from lower costs in the U.K. operations.

Asset Monetization Update

During the quarter, DST received $174.5 million of pretax cash proceeds, consisting of a $125 million cash dividend from BFDS, $29.2 million from the sales of marketable securities (including $12.1 million from the sale of 200,000 shares of State Street Corporation) and $20.3 million of distributions from private equity funds and other investments. For the six months ended June 30, 2013, DST realized $274.6 million of pretax cash proceeds.

In addition, the Company's joint venture, IFDS U.K., sold its equity method investment in Cofunds Ltd. during second quarter 2013. IFDS U.K. received pretax proceeds of approximately $62.7 million, resulting in $5.7 million of net incremental equity earnings to DST.

Income Tax Refund Claims

During second quarter 2013, the IRS completed its examination of the refund claims filed for Domestic Manufacturing Deductions and Research and Experimentation credits for the periods 2006 through 2009. As a result, the Company will receive a refund on previously reserved tax positions resulting in income tax benefits of $14.1 million or $0.32 of diluted EPS. The tax benefit has been treated as a non-GAAP adjustment. This income tax benefit relates only to the resolved claim years.

Share Repurchase Plan & Share Related Activity

During second quarter 2013, the Company spent $62.7 million to repurchase approximately 908,000 shares of DST common stock. This leaves approximately $137 million under DST's existing share repurchase plan. The Company had 43.3 million shares of common stock outstanding at June 30, 2013, a decrease of approximately 800,000 shares as compared to March 31, 2013 and a decrease of 1.8 million shares as compared to June 30, 2012, both primarily attributable to share repurchases.

Average diluted shares outstanding for second quarter 2013 were 44.5 million, a decrease of 1.1 million shares or 2.4%, from first quarter 2013 and a decrease of 1.2 million shares or 2.6% from second quarter 2012. The decrease in average diluted shares outstanding from first quarter 2013 resulted primarily from share repurchases

FOR IMMEDIATE RELEASE – July 25, 2013	Page 3

and lower dilutive effects of equity compensation awards and convertible debentures (due to conversions) during the period. The decrease in average diluted shares outstanding from second quarter 2012 is mostly attributable to shares repurchases.

During June 2013, DST paid a quarterly cash dividend of $0.30 per share on its common stock.

Cash and Debt Activity

At June 30, 2013, the Company's cash and cash equivalents were $177.9 million, $89.6 million higher than December 31, 2012. Additionally, at June 30, 2013, the Company's total debt outstanding was $951.6 million, a decrease of $60 million as compared to December 31, 2012.

In July 2013, DST announced that on August 15, 2013 it will redeem for cash its outstanding convertible debentures. At June 30, 2013, the aggregate remaining accreted principal balance of the convertible debentures was $62.4 million.

Detailed Review of Financial Results

The following discussion of financial results takes into account the non-GAAP adjustments described in the section entitled “Use of Non-GAAP Financial Information” and detailed in the attached schedule titled “Description of Non-GAAP Adjustments.”

Segment Results

Financial Services Segment

The following table summarizes the financial results of the Financial Services Segment (in millions):

	Three Months Ended June 30,
	2013	2012
Operating revenue	$248.7	$240.4
Operating income	53.4	52.2

Operating revenues for the Financial Services Segment (excluding out-of-pocket reimbursements) for second quarter 2013 increased $8.3 million or 3.5% to $248.7 million as compared to second quarter 2012. Increased operating revenues from DST Brokerage Solutions, ALPS and DST Retirement Solutions were partially offset by lower operating revenues from mutual fund registered shareowner account processing.

Total mutual fund shareowner accounts increased 700,000 to 95.7 million accounts during second quarter 2013. Registered shareowner accounts processed at June 30, 2013 were 73.3 million, a decrease of 1.7 million accounts from March 31, 2013 and a decrease of 6.9 million accounts from June 30, 2012.

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The following table summarizes changes in U.S. mutual fund registered accounts and subaccounts serviced (in millions):

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013
Registered Accounts
Beginning balance	75.0	75.7
New client conversions		0.3
Subaccounting conversions to DST platforms	(0.4)	(1.1)
Subaccounting conversions to non-DST platforms	(1.3)	(2.0)
Conversions to non-DST platforms	(0.2)	(0.2)
Organic growth	0.2	0.6
Ending balance	73.3	73.3

Subaccounts
Beginning balance	20.0	12.4
New client conversions		5.7
Conversions from DST's registered accounts	0.4	1.1
Conversions from non-DST registered platforms	0.1	0.6
Organic growth	1.9	2.6
Ending balance	22.4	22.4

Total Accounts	95.7	95.7

Tax-advantaged accounts were 41.3 million at June 30, 2013, were essentially unchanged as compared to March 31, 2013. Tax-advantaged accounts represent 56.3% of total registered accounts serviced at June 30, 2013, as compared to 52.7% at June 30, 2012.

The Company currently expects conversions of registered accounts to subaccounts for full year 2013 will total 5-6 million, of which approximately 25% of these accounts are expected to convert to DST's subaccounting platform. The actual number of accounts estimated to convert to and from various DST platforms, as well as the timing of those events, is dependent upon a number of factors including information obtained from DST’s clients. Actual results could differ from the Company’s estimates.

DST Brokerage Solutions operating revenues increased over second quarter 2012 as subaccounts processed increased 2.4 million during the quarter to 22.4 million at June 30, 2013, and increased 5.4 million as compared to June 30, 2012. Strong organic growth of 1.9 million subaccounts during the quarter resulted from growth of existing clients.

ALPS operating revenues increased during second quarter 2013 from market appreciation and new clients. During second quarter 2013, ALPS launched a new closed-end fund that raised approximately $125 million of assets. ALPS incurred $2.8 million of distribution expenses, including structuring fees, finders' fees and referral fees paid to unaffiliated broker-dealers or introducing parties for marketing and selling underlying fund shares of the closed-end fund. ALPS will earn revenues in the future from advisory and servicing arrangements with the new fund. While the fund launch expenses are not significant percentages of DST's costs and expenses, they can significantly impact earnings in the period in which they are recognized.

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The following table summarizes ALPS operating statistics (in billions):

	June 30,
	2013	2012
Assets Under Active Distribution	$78.1	$57.4
Assets Under Administration	117.7	94.3

DST Retirement Solutions operating revenues for the second quarter 2013 increased from second quarter 2012 from higher defined contribution participants processed. During the second quarter 2013, there was an anticipated decline in participants serviced from the annual removal of prior year terminated participants. Total defined contribution participants processed were 6.5 million at June 30, 2013, a decrease of 600,000 participants from March 31, 2013 and an increase of 1.6 million from June 30, 2012.

The following table summarizes changes in defined contribution participants serviced (in millions):

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013
Total Defined Contribution Participants
Beginning balance	7.1	6.1
New client conversions	0.2	1.3
Organic decline	(0.8)	(0.9)
Ending balance	6.5	6.5

DST Retirement added 200,000 participants from conversion activities in second quarter 2013. DST Retirement is incurring costs associated with 2013 participant conversions, as well as future conversions of previously announced new client participants (totaling approximately 2.1 million participants).
AWD operating revenues during the second quarter 2013 increased as compared to second quarter 2012 primarily due to higher professional services and maintenance fee revenues. Active AWD users at June 30, 2013 were 208,400, an increase of 3.7% from June 30, 2012.

DST Global Solutions investment management operating revenues during second quarter 2013 increased from the same period in 2012. Increased operating revenues were primarily the result of higher software licenses fees and higher systems development and consulting services, partially offset by lower foreign currency exchange rates.

Financial Services Segment software license fee revenues were approximately $9.6 million in second quarter 2013, an increase of $1.4 million or 17.1% from the same period in 2012 primarily reflecting increased revenue at DST Global Solutions. While software license fee revenues are not a significant percentage of DST’s operating revenues, they can significantly impact earnings in the period in which they are recognized. Revenues and operating results from individual license sales depend heavily on the timing, size and nature of the contract.

Financial Services costs and expenses for second quarter 2013, excluding reimbursable operating costs and deferred compensation costs (the effect of which is offset in other income, net), increased $3.8 million or 2.2% to $178.2 million primarily from $2.8 million of ALPS fund launch expenses discussed above.

Financial Services depreciation and amortization expense decreased $1.7 million in second quarter 2013 to $15.5 million, primarily from certain assets becoming fully depreciated and lower capital expenditures.

Financial Services Segment income from operations increased $1.2 million during second quarter 2013 to $53.4 million and operating margin for second quarter 2013 was 21.5% as compared to 21.7% in 2012. Excluding deferred compensation costs described above, operating margin was 22.1% for second quarter 2013 as compared to 20.3% for second quarter 2012.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 6

Healthcare Services Segment

Beginning with this quarter, the DST Healthcare operations (comprised of the Argus Health Systems and DST Health Solutions businesses) are being reported as a separate segment. The following table summarizes the financial results of the Healthcare Services Segment (in millions):

	Three Months Ended June 30,
	2013	2012
Operating revenue	$82.0	$75.8
Operating income	11.4	9.0

Healthcare Services Segment operating revenues during second quarter 2013 increased $6.2 million or 8.2% to $82 million as compared to second quarter 2012 primarily from an increase in pharmacy claims paid of 11.2 million or 11.3% in second quarter 2013 associated with increased Medicare and Medicaid members, network fees and new pharmacy discount card services. In addition, new operating revenues from new full service clients that successfully converted to DST Healthcare's processing platform in first quarter 2013 were partially offset by decreased volumes from other clients. Covered lives increased 3.1% in second quarter 2013 principally from organic growth within the existing customer base driven by Medicaid third party administration processing as well as new clients. The following table summarizes Healthcare Services operating statistics (in millions):

	Three Months Ended June 30,
	2013	2012
Pharmacy claims paid	109.9	98.7
Covered lives using DST's medical processing platform	23.3	22.6

Healthcare Services Segment software license fee revenues were approximately $1.5 million in second quarter 2013, an increase of $500,000 from the same period in 2012. While license fee revenues are not a significant percentage of DST’s operating revenues, they can significantly impact earnings in the period in which they are recognized. Revenues and operating results from individual license sales depend heavily on the timing, size and nature of the contract.

Healthcare Services costs and expenses for second quarter 2013, excluding reimbursable operating costs, increased $3.3 million or 5.3% to $65.9 million, primarily from increased personnel costs to support higher volumes of revenue. Depreciation and amortization expense was $4.7 million for second quarter 2013, an increase of $500,000 or 11.9% as compared to second quarter 2012 primarily from increased depreciation of internally developed software.

Healthcare Services income from operations increased $2.4 million during second quarter 2013 to $11.4 million. Operating margin for second quarter 2013 was 13.9% as compared to 11.9% in 2012. The increase in operating margin is primarily driven from higher processing revenues.

In second quarter 2013, the Healthcare Services Segment received notice from two pharmacy clients of their intent to terminate their processing agreements when their contracts expire. These two clients, in aggregate, represent 25.6% of the June 30, 2013 year-to-date pharmacy claims paid volumes. The Company estimates that no conversions are expected to occur until 2014 and no significant revenue loss will occur until 2015.

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Customer Communications Segment

The following tables present the financial results and the operating statistics of the Customer Communications Segment (in millions):

	Three Months Ended June 30,
	2013		2012
	Operating Revenue	Operating Income	Operating Revenue	Operating Income (Loss)

North America	$115.1	$8.2	$110.8	$9.1
United Kingdom	47.7	0.1	47.9	(3.3)
Customer Communications Segment	$162.8	$8.3	$158.7	$5.8

	Three Months Ended
	June 30,
	2013	2012
Images Produced
North America	2,307.9	2,216.2
United Kingdom	487.5	544.1
Total Customer Communications	2,795.4	2,760.3

Packages Mailed
North America	540.1	527.4
United Kingdom	162.0	183.3
Total Customer Communications	702.1	710.7

North America operating revenues increased $4.3 million, or 3.9%, in second quarter 2013 primarily from new client volumes. North America images produced increased 4.1% and packages mailed increased 2.4% during the quarter, both as compared to second quarter 2012.

U.K. operating revenues during the quarter were essentially flat as compared with second quarter 2012, as a result of higher revenues per unit offset by lower volumes from changes in the mix of clients serviced. U.K. images produced decreased 10.4% and packages mailed decreased 11.6% during the quarter, both as compared to second quarter 2012.

Customer Communications costs and expenses for second quarter 2013, excluding reimbursable operating costs, increased $1.7 million or 1.2% to $143.5 million. Higher North America operating costs resulted from increased personnel costs and other costs to support new clients. U.K. costs and expenses decreased from facility consolidation and lower levels of employees. Depreciation and amortization expense was $11 million for second quarter 2013, a decrease of $100,000 as compared to second quarter 2012.

Customer Communications income from operations increased $2.5 million during second quarter 2013 to $8.3 million. U.K. operating income increased $3.4 million and North America operating income decreased $900,000 during second quarter 2013. North America operating margin was 7.1% in second quarter 2013 as compared to 8.2% in second quarter 2012.

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Investments and Other Segment

The following table summarizes the financial results of the Investments and Other Segment (in millions):

	Three Months Ended, June 30
	2013	2012
Operating revenue	$14.4	$15.1
Operating income	3.1	3.1

Investments and Other Segment operating revenues for second quarter 2013 decreased $700,000 or 4.6% as compared to second quarter 2012 primarily due to lower rental income as a result of properties sold. Income from operations was $3.1 million for both second quarter 2013 and second quarter 2012. The decline in operating revenue in second quarter 2013 was mostly offset by decreased operating costs and depreciation expense attributable to the sold properties.

Other Financial Results

Equity in earnings of unconsolidated affiliates

The following table summarizes the Company’s equity in earnings of unconsolidated affiliates (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
BFDS	$1.4	$2.3	$3.2	$5.5
IFDS U.K.	0.9	0.2	1.7	1.8
IFDS L.P.	0.6	0.4	1.7	0.3
Other	0.9	0.8	2.8	1.4
	$3.8	$3.7	$9.4	$9.0

The decrease in equity in BFDS earnings from second quarter 2012 is primarily from lower revenues associated with reduced levels of accounts serviced.

The increase in equity in IFDS U.K. earnings from second quarter 2012 is primarily the result of higher revenues from increased accounts serviced, partially offset by new product development and client conversion costs. Shareowner accounts serviced by IFDS U.K. were 9.8 million at June 30, 2013, an increase of 300,000 accounts from March 31, 2013 and an increase of 1.5 million accounts from June 30, 2012.

The increase in IFDS L.P. earnings from second quarter 2012 is primarily attributable to higher revenues from a new client in Canada that converted 1.1 million accounts in fourth quarter 2012, partially offset by increased operating costs to support the new client and decreased equity in earnings from a Canadian real estate partnership that was sold in December 2012. Shareowner accounts serviced by IFDS Canada were 11.5 million at June 30, 2013 which is unchanged from March 31, 2013 and an increase of 1.2 million accounts as compared to June 30, 2012.

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Other income, net

Other income, net during second quarter 2013 increased $4.6 million from second quarter 2012 to $5.3 million. The increase in other income is primarily attributable to unrealized gains on trading securities (the effect of which is offset by increased deferred compensation costs in the Financial Services Segment).

Interest expense

Interest expense for second quarter 2013 decreased $2.4 million, or 20.5% to $9.3 million compared to second quarter 2012, principally from lower weighted average debt balances outstanding and lower interest rates.

Income taxes

The Company’s tax rate was 37.6% for second quarter 2013 as compared to 41.8% in second quarter 2012. A change in the proportional mix of domestic and international income caused a higher tax rate in 2012 as compared to 2013. Excluding the effect of discrete period items, the Company expects its tax rate to be approximately 36.4% for full year 2013, but the rate for the remainder of the year will likely vary on a quarterly basis between 36% and 38% depending on the timing of estimated 2013 sources of taxable income (e.g., domestic consolidated, international, and/or joint venture).

Use of Non-GAAP Financial Information

In addition to reporting operating income, pretax income, net income, and earnings per share on a GAAP basis, DST has also made certain non-GAAP adjustments which are described in the attached schedule titled “Description of Non-GAAP Adjustments” and are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” that accompany this earnings release. In making these non-GAAP adjustments, the Company takes into account the impact of items that are not necessarily ongoing in nature, that do not have a high level of predictability associated with them or that are non-operational in nature. Generally, these items include net gains on dispositions of business units, net gains (losses) associated with securities and other investments, restructuring and impairment costs and other similar items. Management believes the exclusion of these items provides a useful basis for evaluating underlying business unit performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating business unit performance utilizing GAAP financial information.

Management uses non-GAAP measures in its budgeting and forecasting processes and to further analyze its financial trends and “operational run-rate,” as well as making financial comparisons to prior periods presented on a similar basis. The Company believes that providing such adjusted results allows investors and other users of DST’s financial statements to better understand DST’s comparative operating performance for the periods presented.

DST’s management uses each of these non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to past periods. DST’s non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although DST’s management believes non-GAAP measures are useful in evaluating the performance of its business, DST acknowledges that items excluded from such measures may have a material impact on the Company’s income from operations, pretax income, net income and earnings per share calculated in accordance with GAAP. Therefore, management typically uses non‑GAAP measures in conjunction with GAAP results. Investors and users of our financial information should also consider the above factors when evaluating DST’s results.

* * * * *

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Safe Harbor Statement

Certain material presented in the press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) all statements, other than statements of historical fact, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future or that depend on future events, or (ii) statements about our future business plans and strategy and other statements that describe the Company’s outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may,” “will,” “would,” “should,” “potential,” “strategy,” “anticipates,” “estimates,” “expects,” “project,” “predict,” “intends,” “plans,” “believes,” “targets” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include, but are not limited to, the risk factors and cautionary statements included in the Company’s periodic and current reports (Forms 10-K, 10-Q and 8-K) filed from time to time with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this press release to reflect new information, future events or otherwise.

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DST SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Operating revenues	$485.1	$465.5	$980.3	$941.4
Out-of-pocket reimbursements	172.0	167.3	359.2	344.6

Total revenues	657.1	632.8	1,339.5	1,286.0

Costs and expenses	551.3	539.6	1,125.9	1,098.7
Depreciation and amortization	33.1	42.3	66.3	76.3

Income from operations	72.7	50.9	147.3	111.0

Interest expense	(9.3)	(11.7)	(18.9)	(23.4)
Other income, net	28.4	194.2	101.6	223.9
Equity in earnings of unconsolidated affiliates	9.5	1.4	15.1	6.7

Income before income taxes	101.3	234.8	245.1	318.2
Income taxes	22.8	89.9	73.4	118.0

Net income	$78.5	$144.9	$171.7	$200.2

Average common shares outstanding	43.7	45.0	44.0	44.7
Average diluted shares outstanding	44.5	45.7	45.0	45.5

Basic earnings per share	$1.80	$3.22	$3.90	$4.48
Diluted earnings per share	$1.77	$3.17	$3.81	$4.40

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DST SYSTEMS, INC.
STATEMENT OF INCOME FROM OPERATIONS BY SEGMENT
(In millions)
(Unaudited)

	Three Months Ended June 30, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total

Operating revenues	$238.4	$82.0	$160.8	$3.9	$	$485.1
Intersegment operating revenues	10.3		2.0	10.5	(22.8)
Out-of-pocket reimbursements	11.1	1.4	161.2		(1.7)	172.0
Total revenues	259.8	83.4	324.0	14.4	(24.5)	657.1

Costs and expenses	192.6	67.3	304.7	8.7	(22.0)	551.3
Depreciation and amortization	15.5	4.7	11.0	2.6	(0.7)	33.1

Income (loss) from operations	$51.7	$11.4	$8.3	$3.1	$(1.8)	$72.7

	Three Months Ended June 30, 2012
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total

Operating revenues	$229.6	$75.8	$156.5	$3.6	$	$465.5
Intersegment operating revenues	10.8		2.2	11.5	(24.5)
Out-of-pocket reimbursements	11.7	1.4	156.1		(1.9)	167.3
Total revenues	252.1	77.2	314.8	15.1	(26.4)	632.8

Costs and expenses	189.0	64.3	299.1	11.0	(23.8)	539.6
Depreciation and amortization	23.0	4.2	11.1	4.6	(0.6)	42.3

Income (loss) from operations	$40.1	$8.7	$4.6	$(0.5)	$(2.0)	$50.9

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DST SYSTEMS, INC.
STATEMENT OF INCOME FROM OPERATIONS BY SEGMENT
(In millions)
(Unaudited)

	Six Months Ended June 30, 2013
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total

Operating revenues	$476.4	$162.0	$334.0	$7.9	$	$980.3
Intersegment operating revenues	21.1		4.0	20.8	(45.9)
Out-of-pocket reimbursements	23.1	2.7	337.1		(3.7)	359.2
Total revenues	520.6	164.7	675.1	28.7	(49.6)	1,339.5

Costs and expenses	390.2	136.8	625.8	17.5	(44.4)	1,125.9
Depreciation and amortization	31.3	9.4	21.8	5.1	(1.3)	66.3

Income (loss) from operations	$99.1	$18.5	$27.5	$6.1	$(3.9)	$147.3

	Six Months Ended June 30, 2012
	Financial Services	Healthcare Services	Customer Communications	Investments / Other	Elimination Adjustments	Consolidated Total

Operating revenues	$463.8	$150.7	$319.9	$7.0	$	$941.4
Intersegment operating revenues	21.6		4.2	22.5	(48.3)
Out-of-pocket reimbursements	24.9	2.7	320.8	0.1	(3.9)	344.6
Total revenues	510.3	153.4	644.9	29.6	(52.2)	1,286.0

Costs and expenses	383.2	131.4	611.0	20.0	(46.9)	1,098.7
Depreciation and amortization	39.3	8.9	22.1	7.3	(1.3)	76.3

Income (loss) from operations	$87.8	$13.1	$11.8	$2.3	$(4.0)	$111.0

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DST SYSTEMS, INC.
OTHER SELECTED FINANCIAL INFORMATION
(In millions)
(Unaudited)

Selected Balance Sheet Information	June 30, 2013	December 31, 2012

Cash and cash equivalents	$177.9	$88.3
Debt	951.6	1,011.6

	Six Months Ended
	June 30,
Capital Expenditures, by Segment	2013	2012

Financial Services	$26.8	$32.6
Healthcare Services	6.1	5.1
Customer Communications	12.0	18.7
Investments and Other	2.7	1.7

FOR IMMEDIATE RELEASE – July 25, 2013	Page 15

DST Systems, Inc.
Description of Non-GAAP Adjustments

In addition to reporting operating income, pretax income, net income and earnings per share on a GAAP basis, DST has also made certain non-GAAP adjustments that are described below and are reconciled to the corresponding GAAP measures in the attached financial schedules titled “Reconciliation of Reported Results to Income Adjusted for Certain Non-GAAP Items” that accompany this earnings release. DST’s use of non-GAAP adjustments is further described in the section entitled “Use of Non‑GAAP Financial Information.”

The following items, which occurred during the quarter ended June 30, 2013, have been treated as non-GAAP adjustments:

•
Employee termination expenses of $1.7 million associated with reductions in workforce in the Financial Services Segment, which were included in costs and expenses. The aggregate income tax benefit associated with these costs was approximately $600,000.

•
Net gain on securities and other investments of $23.1 million, which were included in other income, net, is comprised of net realized gains from sales of available-for-sale securities of $15.7 million and net gains on private equity funds and other investments of $7.4 million. The income tax expense associated with the aggregate net gains on securities and other investments was approximately $8.8 million.

•
Net gain on sale of investment by unconsolidated affiliate, in the amount of $5.7 million, included in equity in earnings of unconsolidated affiliates. The aggregate pretax gain was recorded by IFDS U.K. ($4.6 million) and BFDS ($1.1 million). The aggregate income tax expense associated with this gain was approximately $800,000.

•	Income tax benefit of $14.1 million resulting from the resolution of historical domestic manufacturing deduction refund claims.

In addition to the items that occurred in the quarter ended June 30, 2013 as described above, the following items, which occurred during the quarter ended March 31, 2013, have been treated as non-GAAP adjustments:

•
Contract termination payment in the amount of $6.0 million from the partial termination of a retirement business client in the Financial Services Segment, included in operating revenue. The partial contract termination payment occurred from DST's client not completing the contractual conversion of certain defined contribution participants to DST's retirement platform as a result of a business acquisition impacting DST's client. The income tax expense associated with this net gain was approximately $2.3 million.

•
Incremental loss accrual recorded for a previously disclosed regulatory inquiry regarding the processing of certain pharmacy claims during the period 2006 to 2009 in the Healthcare Services Segment, included in costs and expenses, in the amount of $2.5 million. There was no income tax benefit attributed to this loss accrual.

•
Net gain on securities and other investments of $72.3 million, which were included in other income, net, is comprised of net realized gains from sales of available-for-sale securities of $68.5 million and net gains on private equity funds and other investments of $3.8 million. The income tax expense associated with the aggregate net gains on securities and other investments was approximately $27.5 million.

•	Income tax benefit of $2.2 million, primarily resulting from the resolution of historical research and experimentation credits.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 16

The following items, which occurred during the quarter ended June 30, 2012, have been treated as non-GAAP adjustments:

•
Business advisory expenses associated with an action by the DST Board of Directors to retain independent advisors to assist the Board with its ongoing review of DST’s business plan, assets and investment portfolio, included in costs and expenses, in the amount of $500,000. The income tax benefit associated with these expenses was approximately $200,000.

•
Employee termination expenses of $3.6 million associated with reductions in workforce in the Financial Services Segment ($2.5 million), the Healthcare Services Segment ($300,000) and the Customer Communications Segment ($800,000), which were included in costs and expenses. The aggregate income tax benefit associated with these costs was approximately $1.3 million.

•
Leased facility abandonment costs of $400,000, included in costs and expenses in the Customer Communications Segment, associated with properties not used in the U.K. operations. The aggregate income tax benefit associated with these costs was approximately $100,000.

•
Impairment charges on certain real estate assets not currently used in operations of $1.8 million, included in depreciation and amortization expense in the Investments & Other Segment. The charge was comprised of impairments in the U.S. of $1.2 million and internationally of $600,000. The aggregate income tax benefit associated with these costs was approximately $700,000.

•
Leased facility abandonment costs of $1.8 million, included in costs and expenses in the Investments & Other Segment, associated with exiting a leased office building. The aggregate income tax benefit associated with these costs was approximately $700,000.

•
Pretax costs associated with ceasing the development of a processing solution for the insurance market, in the amount of $8.3 million. The costs were comprised of asset impairment charges of $5.8 million, which were included in depreciation and amortization expense, employee termination expenses of $1.9 million and other operating costs of $1.4 million, which were both included in costs and expenses. These costs were partially offset by the recognition of previously deferred IFDS L.P. software license revenues of $800,000 (DST share), included in equity in earnings of unconsolidated affiliates, related to the 2011 sale of its Percana software license to DST. The aggregate income tax benefit associated with these net costs is $3.2 million.

•
Cash dividend and gain on sale of a private company investment of $186.0 million, which was included in other income, net. In May 2012, the Company received cash dividends of $47.3 million and realized a gain of $138.7 million on the sale of a portion of its shares in a privately held company investment. A portion of the dividend is estimated to qualify for the dividends received deduction. The aggregate income tax expense associated with the dividend and gain was approximately $68.9 million.

•
Other net gain, in the amount of $7.5 million, associated with gains (losses) related to securities and other investments, which were included in other income, net. The income tax expense associated with this net gain was approximately $3.0 million. The $7.5 million of net gains on securities and other investments for second quarter 2012 was comprised of net realized gains from sales of available-for-sale securities of $7.3 million and net gains on private equity funds and other investments of $1.8 million, partially offset by other than temporary impairments on available-for-sale securities of $1.6 million.

•
Impairment of unconsolidated affiliates, in the amount of $3.1 million, included in equity in earnings of unconsolidated affiliates. The aggregate income tax benefit associated with this expense was approximately $1.2 million.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 17

In addition to the items that occurred in the quarter ended June 30, 2012 as described above, the following items, which occurred during the quarter ended March 31, 2012, have been treated as non-GAAP adjustments:

•
Business advisory expenses associated with an action by the DST Board of Directors to retain independent advisors to assist the Board with its ongoing review of DST’s business plan, assets and investment portfolio, included in costs and expenses, in the amount of $500,000. The income tax benefit associated with these expenses was approximately $200,000.

•
Employee termination expenses of $4.0 million associated with reductions in workforce in the Financial Services Segment ($2.1 million), the Healthcare Services Segment ($500,000), and the Customer Communications Segment ($1.4 million), which were included in costs and expenses. The aggregate income tax benefit associated with these costs was approximately $1.3 million.

•
Other net gain, in the amount of $17.5 million, associated with gains (losses) related to securities and other investments, which were included in other income, net. The income tax expense associated with this net gain was approximately $6.7 million. The $17.5 million of net gains on securities and other investments for first quarter 2012 was comprised of net realized gains from sales of available-for-sale securities of $15.4 million and net gains on private equity funds and other investments of $2.4 million, partially offset by other than temporary impairments on available-for-sale securities of $300,000.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 18

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO INCOME ADJUSTED FOR CERTAIN NON-GAAP ITEMS
Three Months Ended June 30,
(Unaudited- in millions, except per share amounts)

	2013
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$72.7	$101.3	$78.5	$1.77
Adjusted to remove:
Included in operating income:
Employee termination expenses	1.7	1.7	1.1	0.02

Included in non-operating income:
Net gain on securities and other investments		(23.1)	(14.3)	(0.32)
Gain on sale of investment by unconsolidated affiliates		(5.7)	(4.9)	(0.11)
Income tax refunds			(14.1)	(0.32)
Adjusted Non-GAAP income	$74.4	$74.2	$46.3	$1.04

	2012
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$50.9	$234.8	$144.9	$3.17
Adjusted to remove:
Included in operating income:
Business advisory expenses	0.5	0.5	0.3	0.01
Employee termination expenses	3.6	3.6	2.3	0.05
Leased facility abandonment costs	2.2	2.2	1.4	0.03
Impairment of real estate assets	1.8	1.8	1.1	0.02

Included in operating income and non-operating income:
Asset impairment, employee termination and other expenses from insurance processing business	9.1	8.3	5.1	0.11
Included in non-operating income:
Net gain on securities and other investments		(7.5)	(4.5)	(0.10)
Dividend and gain on sale of a private company investment		(186.0)	(117.1)	(2.56)
Impairment of unconsolidated affiliates		3.1	1.9	0.04
Adjusted Non-GAAP income	$68.1	$60.8	$35.4	$0.77

Note: See the "Description of Non-GAAP Adjustments" section for a description of each of the above adjustments and see the Use of Non-GAAP Financial Information section for management's reasons for providing non-GAAP financial information.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 19

DST SYSTEMS, INC.
RECONCILIATION OF REPORTED RESULTS TO INCOME ADJUSTED FOR CERTAIN NON-GAAP ITEMS
Six Months Ended June 30,
(Unaudited- in millions, except per share amounts)

	2013
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$147.3	$245.1	$171.7	$3.81
Adjusted to remove:
Included in operating income:
Employee termination expenses	1.7	1.7	1.1	0.02
Contract termination payment	(6.0)	(6.0)	(3.7)	(0.08)
Loss accrual	2.5	2.5	2.5	0.06
Included in non-operating income:
Net gain on securities and other investments		(95.4)	(59.1)	(1.30)
Gain on sale of investment by unconsolidated affiliates		(5.7)	(4.9)	(0.11)
Income tax refunds			(16.3)	(0.37)
Adjusted Non-GAAP income	$145.5	$142.2	$91.3	$2.03

	2012
	Operating	Pretax	Net	Diluted
	Income	Income	Income	EPS
Reported GAAP income	$111.0	$318.2	$200.2	$4.40
Adjusted to remove:
Included in operating income:
Business advisory expenses	1.0	1.0	0.6	0.02
Employee termination expenses	7.6	7.6	5.0	0.11
Leased facility abandonment costs	2.2	2.2	1.4	0.03
Impairment of real estate assets	1.8	1.8	1.1	0.02
Included in operating income and non-operating income:
Asset impairment, employee termination and other expenses from insurance processing business	9.1	8.3	5.1	0.11
Included in non-operating income:
Net gain on securities and other investments		(25.0)	(15.3)	(0.34)
Dividend and gain on sale of a private company investment		(186.0)	(117.1)	(2.57)
Impairment of unconsolidated affiliates		3.1	1.9	0.04
Adjusted Non-GAAP income	$132.7	$131.2	$82.9	$1.82

Note: See the "Description of Non-GAAP Adjustments" section for a description of each of the above adjustments and see the Use of Non-GAAP Financial Information section for management's reasons for providing non-GAAP financial information.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 20

Supplemental Historical Segment Information

FOR IMMEDIATE RELEASE – July 25, 2013	Page 21

DST SYSTEMS, INC.
STATEMENT OF INCOME FROM OPERATIONS BY SEGMENT (REVISED)
(In millions)
(Unaudited)

	Year Ended December 31, 2012
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$935.0	$300.6	$642.0	$14.8	$	$1,892.4
Intersegment operating revenues	43.6		8.0	44.1	(95.7)
Out-of-pocket reimbursements	49.7	5.1	636.7	0.3	(7.6)	684.2
Total revenues	1,028.3	305.7	1,286.7	59.2	(103.3)	2,576.6

Costs and expenses	777.0	255.9	1,214.9	47.9	(92.8)	2,202.9
Depreciation and amortization (including goodwill impairment)	74.3	17.7	107.4	19.6	(2.6)	216.4

Income (loss) from operations	$177.0	$32.1	$(35.6)	$(8.3)	$(7.9)	$157.3

	Year Ended December 31, 2011
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$858.8	$270.8	$602.1	$12.3	$	$1,744.0
Intersegment operating revenues	40.4		7.7	44.0	(92.1)
Out-of-pocket reimbursements	36.8	5.3	607.0	1.6	(6.0)	644.7
Total revenues	936.0	276.1	1,216.8	57.9	(98.1)	2,388.7

Costs and expenses	657.2	240.5	1,148.9	38.0	(87.6)	1,997.0
Depreciation and amortization	56.9	19.6	46.7	11.0	(2.6)	131.6

Income (loss) from operations	$221.9	$16.0	$21.2	$8.9	$(7.9)	$260.1

* Historically reported segment results have been revised as a result of the creation of the new Healthcare Services Segment.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 22

DST SYSTEMS, INC.
STATEMENT OF INCOME FROM OPERATIONS BY SEGMENT (REVISED)
(In millions)
(Unaudited)

	Three Months Ended December 31, 2012
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$239.8	$78.7	$164.4	$4.1	$	$487.0
Intersegment operating revenues	11.2		1.9	10.2	(23.3)
Out-of-pocket reimbursements	13.1	1.2	159.0	0.1	(1.8)	171.6
Total revenues	264.1	79.9	325.3	14.4	(25.1)	658.6

Costs and expenses	203.9	61.8	309.2	7.3	(22.4)	559.8
Depreciation and amortization (including goodwill impairment)	17.6	4.5	74.1	4.1	(0.7)	99.6

Income (loss) from operations	$42.6	$13.6	$(58.0)	$3.0	$(2.0)	$(0.8)

	Three Months Ended September 30, 2012
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$231.4	$71.2	$157.7	$3.7	$	$464.0
Intersegment operating revenues	10.8		1.9	11.4	(24.1)
Out-of-pocket reimbursements	11.7	1.2	156.9	0.1	(1.9)	168.0
Total revenues	253.9	72.4	316.5	15.2	(26.0)	632.0

Costs and expenses	189.9	62.7	294.7	20.6	(23.5)	544.4
Depreciation and amortization	17.4	4.3	11.2	8.2	(0.6)	40.5

Income (loss) from operations	$46.6	$5.4	$10.6	$(13.6)	$(1.9)	$47.1

* Historically reported segment results have been revised as a result of the creation of the new Healthcare Services Segment.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 23

DST SYSTEMS, INC.
STATEMENT OF INCOME FROM OPERATIONS BY SEGMENT (REVISED)
(In millions)
(Unaudited)

	Three Months Ended June 30, 2012
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$229.6	$75.8	$156.5	$3.6	$	$465.5
Intersegment operating revenues	10.8		2.2	11.5	(24.5)
Out-of-pocket reimbursements	11.7	1.4	156.1		(1.9)	167.3
Total revenues	252.1	77.2	314.8	15.1	(26.4)	632.8

Costs and expenses	189.0	64.3	299.1	11.0	(23.8)	539.6
Depreciation and amortization	23.0	4.2	11.1	4.6	(0.6)	42.3

Income (loss) from operations	$40.1	$8.7	$4.6	$(0.5)	$(2.0)	$50.9

	Three Months Ended March 31, 2012
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$234.2	$74.9	$163.4	$3.4	$	$475.9
Intersegment operating revenues	10.8		2.0	11.0	(23.8)
Out-of-pocket reimbursements	13.2	1.3	164.7	0.1	(2.0)	177.3
Total revenues	258.2	76.2	330.1	14.5	(25.8)	653.2

Costs and expenses	194.2	67.1	311.9	9.0	(23.1)	559.1
Depreciation and amortization	16.3	4.7	11.0	2.7	(0.7)	34.0

Income (loss) from operations	$47.7	$4.4	$7.2	$2.8	$(2.0)	$60.1

* Historically reported segment results have been revised as a result of the creation of the new Healthcare Services Segment.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 24

DST SYSTEMS, INC.
STATEMENT OF INCOME FROM OPERATIONS BY SEGMENT (REVISED)
(In millions)
(Unaudited)

	Three Months Ended December 31, 2011
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$223.9	$70.1	$160.1	$3.2	$	$457.3
Intersegment operating revenues	10.3		1.9	11.0	(23.2)
Out-of-pocket reimbursements	10.6	1.2	155.8	0.1	(1.6)	166.1
Total revenues	244.8	71.3	317.8	14.3	(24.8)	623.4

Costs and expenses	182.7	60.5	300.6	9.0	(22.2)	530.6
Depreciation and amortization	17.3	4.4	12.3	3.1	(0.6)	36.5

Income (loss) from operations	$44.8	$6.4	$4.9	$2.2	$(2.0)	$56.3

	Three Months Ended September 30, 2011
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$208.7	$65.9	$155.4	$3.1	$	$433.1
Intersegment operating revenues	10.7		1.8	11.2	(23.7)
Out-of-pocket reimbursements	8.2	1.3	150.1	0.1	(1.4)	158.3
Total revenues	227.6	67.2	307.3	14.4	(25.1)	591.4

Costs and expenses	156.8	59.5	292.6	10.0	(22.4)	496.5
Depreciation and amortization	13.5	5.4	12.8	2.7	(0.7)	33.7

Income (loss) from operations	$57.3	$2.3	$1.9	$1.7	$(2.0)	$61.2

* Historically reported segment results have been revised as a result of the creation of the new Healthcare Services Segment.

FOR IMMEDIATE RELEASE – July 25, 2013	Page 25

DST SYSTEMS, INC.
STATEMENT OF INCOME FROM OPERATIONS BY SEGMENT (REVISED)
(In millions)
(Unaudited)

	Three Months Ended June 30, 2011
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$212.0	$66.8	$142.4	$2.9	$	$424.1
Intersegment operating revenues	9.0		1.9	10.8	(21.7)
Out-of-pocket reimbursements	8.9	1.3	148.6	0.8	(1.5)	158.1
Total revenues	229.9	68.1	292.9	14.5	(23.2)	582.2

Costs and expenses	157.8	57.9	273.0	9.5	(20.6)	477.6
Depreciation and amortization	13.3	5.0	11.0	2.6	(0.6)	31.3

Income (loss) from operations	$58.8	$5.2	$8.9	$2.4	$(2.0)	$73.3

	Three Months Ended March 31, 2011
	Financial Services *	Healthcare Services *	Customer Communications	Investments / Other	Elimination Adjustments *	Consolidated Total

Operating revenues	$214.2	$68.0	$144.2	$3.1	$	$429.5
Intersegment operating revenues	10.4		2.1	11.0	(23.5)
Out-of-pocket reimbursements	9.1	1.5	152.5	0.6	(1.5)	162.2
Total revenues	233.7	69.5	298.8	14.7	(25.0)	591.7

Costs and expenses	159.9	62.6	282.7	9.5	(22.4)	492.3
Depreciation and amortization	12.8	4.8	10.6	2.6	(0.7)	30.1

Income (loss) from operations	$61.0	$2.1	$5.5	$2.6	$(1.9)	$69.3

* Historically reported segment results have been revised as a result of the creation of the new Healthcare Services Segment.